EXHIBIT 4





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                   CELLULAR COMMUNICATIONS INTERNATIONAL, INC.

                                       AND

                            THE CHASE MANHATTAN BANK
                                   as Trustee

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                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of January 6, 1999


                                 --------------

                                Euro 235,000,000
                     9-1/2 % Senior Discount Notes due 2005



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                          FIRST SUPPLEMENTAL INDENTURE


     THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of January 6, 1999, by and between Cellular Communications International, Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as Trustee (the "Trustee").

     WHEREAS, the Company and the Trustee executed an indenture, dated as of March 18, 1998 (the "Indenture"), relating to the Company's 9-1/2% Senior Discount Notes due 2005 (the "Notes"); and

     WHEREAS, Article 9.02 of the Indenture provides that the Company and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Notes to, among other things, change or eliminate certain provisions of the Indenture; and

     WHEREAS, the Company desires to amend the Indenture for the purpose of changing and eliminating certain of such provisions; and

     WHEREAS, the Company has received consents to such modifications from the Holders of at least a majority in principal amount at maturity of the outstanding Notes; and

     WHEREAS, all conditions precedent provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes agree as follows:

                                   ARTICLE I.

                            EFFECTIVENESS AND EFFECT

     SECTION 1.1 EFFECTIVENESS AND EFFECT.

     This Supplemental Indenture shall take effect on the date hereof; provided, however, that the amendments provided for in Article Two hereof shall become operative only upon, and simultaneously with, the date on which the Notes validly tendered


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are accepted for purchase as contemplated by the Company's Offer to Purchase and
Consent Solicitation Statement, dated December 18, 1998 (as the same may have been amended, extended or otherwise modified, the "Offer"), and such amendments provided for in Article Two hereof shall have no force or effect prior to the operative time specified in this Section. Subject to the foregoing, the provisions set forth in this Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. In the event Notes validly tendered in the Offer are not accepted for purchase as contemplated by the Offer, this Supplemental Indenture shall become null and void. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

                                   ARTICLE II.

                           AMENDMENT OF THE INDENTURE

     SECTION 2.1 DELETION OF CERTAIN PROVISIONS.

     Each of the following provisions of the Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Indenture:

          Section 4.03    Reports
          Section 4.04    Compliance Certificate
          Section 4.05    Taxes
          Section 4.06    Stay, Extension and Usury Laws
          Section 4.07    Restricted Payments
          Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries
          Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock
          Section 4.10    Asset Sales
          Section 4.11    Transactions With Affiliates
          Section 4.12    Liens
          Section 4.13    Line of Business
          Section 4.14    Corporate Existence
          Section 4.15    Offer to Repurchase upon Change of Control

Each section of the Indenture which is so deleted and eliminated shall be redesignated as "Intentionally omitted".

     All references in the Indenture, as amended hereby, to any of the provisions deleted and eliminated as provided above shall also be deemed deleted and eliminated.


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     SECTION 2.2 AMENDMENT OF SECTION 5.01.

     Section 5.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "Section 5.01. Merger, Consolidation, or Sale of Assets.

          The Company shall not consolidate or merge with or into another corporation, Person or entity (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, unless the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which a sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to the Registration Rights Agreement, this Indenture and the Notes."

     SECTION 2.3 AMENDMENT OF SECTION 6.01.

     Section 6.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "Section 6.01. Events of Default.

     An "Event of Default" occurs if:

          (a) the Company fails to pay interest on, or Liquidated Damages with respect to, the Notes when the same becomes due and payable and such default continues for a period of 30 days;

          (b) the Company defaults in the payment when due of principal, Accreted Value or Liquidated Damages, if any, of the Notes when the same becomes due and payable at maturity, upon acceleration, repurchase or otherwise;

          (c) Intentionally omitted;

          (d) Intentionally omitted;

          (e) Intentionally omitted;

          (f) Intentionally omitted;

          (g) Intentionally omitted;


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          (h) the  Company  or any of its  Restricted  Subsidiaries,  Restricted
     Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI pursuant to or within the meaning of Bankruptcy Law or other similar laws:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) generally is not paying its debts as they become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law or other similar laws that:

               (i) is for relief against the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI in an involuntary case;

               (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI; or

               (iii)  orders  the  liquidation  of  the  Company  or  any of its
          Restricted   Subsidiaries,   Restricted   Affiliates   or   Restricted
          Subsidiaries of Restricted Affiliates or Omnitel or OPI;

     and the order or decree remains unstayed and in effect for 60 consecutive days."

     SECTION 2.4 AMENDMENT OF SECTION 8.03.

     Without limiting the operation of Section 2.1 of this Supplemental Indenture, Section 8.03 of the Indenture is hereby amended by deleting the references therein to the following


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sections of the Indenture: Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and
4.15.

                                  ARTICLE III.

                                  MISCELLANEOUS

     SECTION 3.1 COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 3.2 SEVERABILITY.

     In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.3 HEADINGS.

     The article and section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 3.4 SUCCESSORS.

     All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     SECTION 3.5 GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 3.6 EFFECT OF SUPPLEMENTAL INDENTURE.

     Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture are hereby ratified and shall continue unchanged and remain in full force and effect.

     SECTION 3.7 TRUST INDENTURE ACT CONTROLS.

     If any provision of the Indenture, as amended by this Supplemental Indenture, limits, qualifies or conflicts with


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another  provision  which is required or deemed to be included in the Indenture, as amended by this Supplemental Indenture, by any of the provisions of the TIA, such required or deemed provision shall control.

     SECTION 3.8 TRUSTEE.

     The Trustee accepts the modifications to the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

     SECTION 3.9 DEFINITIONS.

     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.


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     IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Supplemental
Indenture to be executed by their duly authorized representative as of the date hereof.


ATTEST:                              CELLULAR COMMUNICATIONS INTERNATIONAL, INC.


/s/ Sandra Barnet                    By: /s/ Richard J. Lubasch
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Sandra Barnet                        Name:   Richard J. Lubasch
                                     Title:  Senior Vice President-General
                                               Counsel, Treasurer and Secretary




ATTEST:                              THE CHASE MANHATTAN BANK
                                     as Trustee


/s/ Robert S. Peschler               By: /s/ Andrew Deck
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Robert S. Peschler                   Name:   Andrew Deck
                                     Title:  Vice President